UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2010

GENERAL METALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30230	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Sierra Rose Drive, Suite 1  Reno NV  89511
(Address of principal executive offices and Zip Code)

(775) 583-4636
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At our annual and special meeting of stockholders held on May 15, 2010, our stockholders approved:

1.            the election of the following as directors:

	FOR	AGAINST	WITHHELD
Robert G. Carrington	43,813,237 (53.47%)	Nil	38,119,656 (46.53%)
Paul Wang	43,870,389 (53.54%)	Nil	38,062,504 (46.46%)
David J. Salari	52,818,934 (64.47%)	Nil	29,113,959 (35.53%)
Larry M. Bigler	56,607,696 (69.09%)	Nil	25,325,197 (30.91%)
Daniel J. Forbush	61,675,783 (75.28%)	Nil	20,257,110 (24.72%)

2.           the appointment of Mark Bailey & Company, Ltd., Certified Public Accountants, as the independent auditors of our company to hold office until the close of the next annual general meeting. (For:  81,833,048 or 99.88%) (Against:  25,845 or 0.03%) (Abstain:  74,000 or 0.09%)

3.           an amendment of our articles of incorporation to increase the authorized share of common stock to 500,000,000 shares of common stock, par value of $0.001.  (For:  78,889,106 or 96.29%) (Against:  2,391,368 or 2.92%) (Abstain:  652,419 or 0.79%)

4.   an amendment of our articles of incorporation to revise the terms of issuance of shares of preferred stock, for which the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock. (For:  73,399,766 or 89.59%) (Against:  6,860,453 or 8.37%) (Abstain:  1,672,674 or 2.04%)

5.   an amendment of our articles of incorporation to approve an eleven (11) for ten (10) forward stock split of our common stock, so that its authorized capital shall increase from 500,000,000 shares of common stock to 550,000,000 shares of common stock and correspondingly, its issued and outstanding common stock shall increase from 220,000,000 shares of common stock to 242,000,000 shares of common stock, all with a par value of $0.001.  (For:  75,026,194 or 91.57%) (Against:  6,224,550 or 7.60%) (Abstain:  682,149 or 0.83%)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Daniel J. Forbush
Daniel J. Forbush
Chief Financial Officer
Date: August 31, 2010

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